UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2014

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 23, 2014, Cleco Corporation (the “Company”) announced that it has recently received indications of interest from third parties with respect to a strategic transaction. The Company has retained Goldman Sachs & Co. and Tudor, Pickering, Holt & Co. as its financial advisors, and Locke Lord LLP as its legal advisor, to assist the Board of Directors in reviewing and evaluating any proposals and comparing any such proposals to the Company’s standalone strategic plan. The independent members of the Company’s Board of Directors have also retained Hunton & Williams LLP as legal counsel. Consistent with the Board of Directors’ fiduciary duties, the Company will work with its financial and legal advisors to consider and evaluate these indications of interest and other potential opportunities in comparison to the Company’s long-term strategic plan. There can be no assurance that the review being undertaken will result in a merger or business combination, or a path different from the Company’s current strategic plan. A copy of the press release is attached to this report as Exhibit 99.1 (the “Press Release”), which is incorporated by reference herein.
The information in this Item 8.01, including the Press Release, is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section. Accordingly, the information in this Item 8.01, including the Press Release, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

99.1 Press Release issued June 23, 2014, regarding Cleco Corporation’s confirmation of receipt of indications of interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATION

Date: June 23, 2014	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release issued June 23, 2014, regarding Cleco Corporation’s confirmation of receipt of indications of interest.